Friday, April 27, 2012

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: Richard J. Cantele, Jr., President and Chief Executive Officer

860-435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY BANCORP, INC. REPORTS RESULTS FOR FIRST QUARTER 2012; DECLARES 28 CENT DIVIDEND

Lakeville, Connecticut, April 27, 2012 /PR Newswire…..Salisbury Bancorp, Inc. (“Salisbury”), NYSE Amex Equities Market: “SAL”, the holding company for Salisbury Bank and Trust Company (the “Bank”), announced results for its first quarter ended March 31, 2012.

Selected first quarter 2012 highlights

Net income available to common shareholders was $1,167,000, or $0.69 per common share, for the first quarter ended March 31, 2012 (first quarter 2012), compared with $1,184,000, or $0.70 per common share, for the fourth quarter ended December 31, 2011 (fourth quarter 2011), and $828,000, or $0.49 per common share, for the first quarter ended March 31, 2011 (first quarter 2011).

•	Earnings per common share decreased $0.01, or 1.5%, to $0.69 versus fourth quarter 2011, and increased $0.20, or 40.65%, versus first quarter 2011.
•	Preferred stock dividends were $83,000, versus $64,000 for fourth quarter 2011 and $110,000 for first quarter 2011.
•	Tax equivalent net interest income decreased $59,000, or 1.2%, versus fourth quarter 2011, and increased $169,000, or 3.6%, versus first quarter 2011.
•	Provision for loan losses was $180,000, versus $580,000 for fourth quarter 2011 and $330,000 for first quarter 2011. Net loan charge-offs were $90,000, versus $531,000 for fourth quarter 2011 and $273,000 for first quarter 2011.
•	Non-interest income decreased $32,000, or 1.9%, versus fourth quarter 2011 and increased $258,000, or 18.4%, versus first quarter 2011.
•	Non-interest expense increased $251,000, or 5.9%, versus fourth quarter 2011 and $76,000, or 1.7%, versus first quarter 2011.
•	Non-performing assets decreased $3.2 million, or 29.7%, to $7.6 million, or 1.3% of total assets, versus fourth quarter 2011 and decreased $4.1 million versus first quarter 2011. Accruing loans receivable 30-to-89 days past due increased $1.7 million to $4.2 million, or 1.12% of gross loans receivable, versus fourth quarter 2011 and remained substantially unchanged versus first quarter 2011.

Richard J. Cantele, Jr., President and Chief Executive Officer, stated, “Our operating results for the quarter reflect continued year-over-year improvement primarily as the result of top line revenue growth combined with relatively stable operating expenses. Our first quarter 2012 earnings per share of $0.69 represent a 41% increase over first quarter 2011 results. The improved earnings are reflective of the solid growth of our core business, primarily loans, deposits, and assets under management in our wealth advisory area.

“The sale of a significant OREO property resulted in a decrease of non-performing assets by 30% during the first quarter. The increase in accruing loans receivable 30-to-89 days past due during the quarter reflects the persistent weakness in the local economy and the seasonal challenges facing many businesses in our market. Delinquency volumes are stable on a year-over-year basis. We remain committed to supporting our small business and retail customers during these difficult economic times.”

Net Interest Income

Tax equivalent net interest income for first quarter 2012 decreased $59,000, or 1.2%, versus fourth quarter 2011, and increased $169,000, or 3.6%, versus first quarter 2011. Average total interest bearing deposits increased $7.7 million versus fourth quarter 2011 and increased $25.2 million, or 6.9%, versus first quarter 2011. Average earning assets increased $10.9 million versus fourth quarter 2011 and increased $30.0 million, or 5.6%, versus first quarter 2011. The net interest margin increased 3 basis points versus fourth quarter 2011 and decreased 4 basis points versus first quarter 2011 to 3.52% for first quarter 2012.

Non-Interest Income

Non-interest income for first quarter 2012 decreased $32,000 versus fourth quarter 2011 and increased $258,000 versus first quarter 2011. Trust and Wealth Advisory revenues increased $69,000 versus fourth quarter 2011 and increased $88,000 versus first quarter 2011. The year-over-year revenue increase results from growth in managed assets and higher estate fees collected in first quarter 2012. Service charges and fees decreased $13,000 versus fourth quarter 2011 and increased $22,000 versus first quarter 2011. Income from sales and servicing of mortgage loans increased $54,000 versus fourth quarter 2011 and increased $239,000 versus first quarter 2011 due to interest rate driven fluctuations in fixed rate residential mortgage loan sales and mortgage servicing valuations. Mortgage loans sales totaled $16.3 million for first quarter 2012, $14.8 million for fourth quarter 2011 and $6.1 million for first quarter 2011. First quarter 2012, fourth quarter 2011 and first quarter 2011 included mortgage servicing valuation impairment charges (benefits) of $92,000, $(69,000) and $2,000, respectively. Gains on securities represent the accretion of discounts on called securities. Other income consisted of bank owned life insurance income and rental income.

Non-Interest Expense

Non-interest expense for first quarter 2012 increased $251,000 versus fourth quarter 2011 and $76,000 versus first quarter 2011. Salaries decreased $19,000 versus first quarter 2011 due to changes in staffing levels and mix. Employee benefits increased $56,000 versus first quarter 2011 due to higher health benefits expense, caused by year-over-year premium increases, higher staff utilization, and higher 401K Plan expense due to an under accrual in first quarter 2011 following the implementation of a 401K Safe Harbor Plan. Premises and equipment increased $8,000 versus fourth quarter 2011 and increased $22,000 versus first quarter 2011. The year-over-year increase was due primarily to higher depreciation and increased machine and software maintenance due to replaced and upgraded equipment and software. The increase was offset slightly by lower building maintenance and repairs, snow removal and utilities due to the mild winter experienced in the Northeast.

Data processing increased $20,000 versus fourth quarter 2011 and $25,000 versus first quarter 2011. Professional fees increased $101,000 versus fourth quarter 2011, and $33,000 versus first quarter 2011. The increase over fourth quarter 2011 was due to accrual reversals fourth quarter 2011. Collections and OREO increased $41,000 versus fourth quarter 2011 and decreased $15,000 versus first quarter 2011. The increase versus fourth quarter was due to real estate taxes, radon mediation and utilities associated with the sale of an OREO property in first quarter 2012. FDIC insurance increased $73,000 versus fourth quarter 2011 and decreased $95,000 versus first quarter 2011. The year-over-year decrease was due to a favorable change in the assessment method effective June 30, 2011. Other operating expenses increased $68,000 versus fourth quarter 2011 and decreased $50,000 versus first quarter 2011. Year-over-year decreases were due to reductions in other administrative and operational expenses.

The effective income tax rates for first quarter 2012, fourth quarter 2011 and first quarter 2011 were 24.82%, 21.99% and 18.27%, respectively.

Loans

Net loans receivable increased $0.9 million during first quarter 2012 to $371.7 million at March 31, 2012, compared with $370.8 million at December 31, 2011, and increased $10.5 million compared with $361.2 million at March 31, 2011.

Asset Quality

Non-performing assets decreased $3.2 million during first quarter 2012 to $7.6 million, or 1.3% of assets at March 31, 2012, from $10.8 million, or 1.8% of assets at December 31, 2011, and decreased $4.1 million from $11.7 million, or 2.0% of assets at March 31, 2011.

The 30% decrease in non-performing assets in first quarter 2012 resulted primarily from a $2.7 million OREO sale, in addition to $0.3 million from loans returned to accrual status, $0.2 million from loan repayments and $83,000 from loan charge-offs, offset in part by $0.1 million of new non-accrual loans.

Total impaired and potential problem loans increased $1.0 million, or 3.8%, during first quarter 2012 to $27.7 million, or 7.4% of gross loans receivable at March 31, 2012, from $26.7 million, or 7.1% of gross loans receivable at December 31, 2011, and decreased $3.9 million from $29.7 million, or 8.1% of gross loans receivable at March 31, 2011.

Accruing loans receivable 30-to-89 days past due increased $1.7 million during first quarter 2012 to $4.2 million, or 1.12% of gross loans receivable, due to seasonal factors, from $2.5 million, or 0.66% of gross loans receivable at December 31, 2011, and remained substantially unchanged versus March 31, 2011.

The provision for loan losses for first quarter 2012 was $180,000 versus $580,000 for fourth quarter 2011 and $330,000 for first quarter 2011. Net loan charge-offs were $90,000, $531,000 and $273,000, for the respective periods. Reserve coverage, as measured by the ratio of the allowance for loan losses to gross loans, remained relatively unchanged at 1.11%, versus 1.09% for fourth quarter 2011 and 1.09% for first quarter 2011.

Salisbury endeavors to work constructively to resolve its non-performing loan issues with customers. Substantially all non-performing loans are collateralized with real estate and the repayment of such loans is largely dependent on the return of such loans to performing status or the liquidation of the underlying real estate collateral.

Capital

Both Salisbury and the Bank’s regulatory capital ratios remain in compliance with regulatory “well capitalized” requirements. At March 31, 2012 Salisbury’s Tier 1 leverage and total risk-based capital ratios were 9.72% and 16.34%, respectively. The Bank’s Tier 1 leverage and total risk-based capital ratios were 8.02% and 13.49%, respectively, compared with regulatory “well capitalized” minimums of 5.00% and 10.00%, respectively.

At March 31, 2012, Salisbury’s assets totaled $599 million. Book value and tangible book value per common share were $30.83 and $24.44, respectively. Tangible book value excludes goodwill and core deposit intangibles.

In August 2011, Salisbury received $16 million of capital from the U.S. Treasury’s Small Business Lending Fund (the “SBLF”) program and repaid the $8.8 million of capital received in 2009 from the U.S. Treasury’s Capital Purchase Program. The SBLF program was established to encourage lending to small businesses by providing Tier 1 capital to qualified community banks with assets of less than $10 billion. To date Salisbury has used this capital to increase its portfolio of qualified small business loans by $15.4 million and to augment its regulatory capital ratios.

First quarter 2012 dividend on Common Shares

The Board of Directors of Salisbury Bancorp, Inc. (NYSE Amex Equities: SAL), the holding company for Salisbury Bank and Trust Company, declared a $0.28 per common share quarterly cash dividend at their April 27, 2012 meeting. The dividend will be paid on May 25, 2012 to shareholders of record as of May 10, 2012.

Background

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company; a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut, South Egremont and Sheffield, Massachusetts and Dover Plains and Millerton, New York. The Bank offers a full complement of consumer and business banking products and services as well as trust and wealth advisory services.

Forward-Looking Statements

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in Salisbury’s quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements.

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	March 31, 2012	December 31, 2011
ASSETS
Cash and due from banks	$4,783	$4,829
Interest bearing demand deposits with other banks	33,540	32,057
Total cash and cash equivalents	38,323	36,886
Securities
Available-for-sale at fair value	145,919	155,794
Held-to-maturity at amortized cost (fair value: $- and $52)	—	50
Federal Home Loan Bank of Boston stock at cost	5,747	6,032
Loans held-for-sale	1,308	948
Loans receivable, net (allowance for loan losses: $4,166 and $4,076)	371,709	370,766
Other real estate owned	—	2,744
Bank premises and equipment, net	11,861	12,023
Goodwill	9,829	9,829
Intangible assets (net of accumulated amortization: $1,579 and $1,523)	964	1,020
Accrued interest receivable	2,789	2,126
Cash surrender value of life insurance policies	7,104	7,037
Deferred taxes	579	829
Other assets	2,818	3,200
Total Assets	$598,950	$609,284
LIABILITIES and SHAREHOLDERS' EQUITY
Deposits
Demand (non-interest bearing)	$88,588	$82,202
Demand (interest bearing)	64,563	66,332
Money market	119,944	124,566
Savings and other	98,232	94,503
Certificates of deposit	101,359	103,703
Total deposits	472,686	471,306
Repurchase agreements	10,359	12,148
Federal Home Loan Bank of Boston advances	43,207	54,615
Accrued interest and other liabilities	4,631	4,353
Total Liabilities	530,883	542,422
Commitments and contingencies	—	—
Shareholders' Equity
Preferred stock - $.01 per share par value
Authorized: 25,000; Issued: 16,000 (Series B) and 8,816 (Series A);
Liquidation preference: $1,000 per share	16,000	16,000
Common stock - $.10 per share par value
Authorized: 3,000,000;
Issued: 1,688,731 and 1,688,731	169	169
Paid-in capital	13,134	13,134
Retained earnings	38,958	38,264
Accumulated other comprehensive loss, net	(194)	(705)
Total Shareholders' Equity	68,067	66,862
Total Liabilities and Shareholders' Equity	$598,950	$609,284

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

Periods ended March 31,	Three months ended
(in thousands, except per share amounts)	2012	2011
Interest and dividend income
Interest and fees on loans	$4,595	$4,664
Interest on debt securities
Taxable	716	783
Tax exempt	534	554
Other interest and dividends	13	38
Total interest and dividend income	5,858	6,039
Interest expense
Deposits	667	871
Repurchase agreements	13	15
Federal Home Loan Bank of Boston advances	495	646
Total interest expense	1,175	1,532
Net interest income	4,683	4,507
Provision for loan losses	180	330
Net interest and dividend income after provision for loan losses	4,503	4,177
Non-interest income
Trust and wealth advisory	755	667
Service charges and fees	521	499
Gains on sales of mortgage loans, net	372	133
Mortgage servicing, net	(84)	32
Gains on securities, net	12	11
Other	83	59
Total non-interest income	1,659	1,401
Non-interest expense
Salaries	1,710	1,729
Employee benefits	690	634
Premises and equipment	605	583
Data processing	402	377
Professional fees	313	280
Collections and OREO	111	126
FDIC insurance	128	223
Marketing and community support	87	68
Amortization of intangibles	56	56
Other	398	348
Total non-interest expense	4,500	4,424
Income before income taxes	1,662	1,154
Income tax provision	412	211
Net income	$1,250	$943
Net income available to common shareholders	$1,167	$828

Basic and diluted earnings per share	$0.69	$0.49
Common dividends per share	0.28	0.28

Salisbury Bancorp, Inc. and Subsidiary

SELECTED CONSOLIDATED FINANCIAL DATA (unaudited)

At or for the three month periods ended
(in thousands, except per share amounts and ratios)	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011
Total assets	$598,950	$609,284	$618,958	$588,315	$576,894
Loans receivable, net	371,709	370,766	362,879	364,854	361,243
Total securities	151,666	161,876	157,162	145,492	131,310
Deposits	472,686	471,306	478,591	459,029	452,379
FHLBB advances	43,207	54,615	55,033	55,460	55,888
Shareholders’ equity	68,067	66,862	67,387	58,109	55,948
Wealth assets under management	377,259	360,700	332,400	357,200	353,900
Non-performing loans	7,606	8,076	13,911	14,563	10,875
Non-performing assets	7,606	10,820	13,948	15,015	11,741
Accruing loans past due 30-89 days	4,180	2,460	2,398	1,203	4,191
Net interest and dividend income	4,683	4,738	4,623	4,617	4,507
Net interest and dividend income, tax equivalent	4,933	4,993	4,882	4,875	4,765
Provision for loan losses	180	580	180	350	330
Non-interest income	1,659	1,691	1,334	1,230	1,401
Non-interest expense	4,500	4,249	4,534	4,432	4,424
Income before income taxes	1,662	1,600	1,243	1,065	1,154
Income tax provision	412	352	204	183	211
Net income	1,250	1,248	1,039	882	943
Net income available to common shareholders	1,167	1,184	810	766	828

Per share data
Basic and diluted earnings per common share	$0.69	$0.70	$0.48	$0.45	$0.49
Dividends per common share	0.28	0.28	0.28	0.28	0.28
Book value per common share	30.83	30.12	30.43	29.23	27.98
Tangible book value per common share - Non-GAAP(1)	24.44	23.69	23.97	22.74	21.46

Weighted average equivalent common shares outstanding, diluted	1,689	1,689	1,689	1,689	1,688
Common shares outstanding at end of period	1,689	1,689	1,689	1,689	1,688

Profitability ratios
Net interest margin (tax equivalent)	3.52%	3.49%	3.43%	3.56%	3.56%
Efficiency ratio (tax equivalent)	67.17	62.83	70.93	69.43	69.77
Non-interest income to operating revenue	26.02	26.30	22.39	21.04	23.57
Effective income tax rate	24.82	21.99	16.43	17.18	18.27
Return on average assets	0.78	0.77	0.57	0.53	0.59
Return on average common shareholders’ equity	9.05	9.21	6.61	6.38	7.24

Credit quality ratios
Net charge-offs to average loans receivable, gross	0.10%	0.57%	0.14%	0.38%	0.31%
Non-performing loans to loans receivable, gross	2.03	2.16	3.80	3.96	2.98
Accruing loans past due 30-89 days to loans receivable, gross	1.12	0.66	0.65	0.33	1.15
Allowance for loan losses to loans receivable, gross	1.11	1.09	1.10	1.08	1.09
Allowance for loan losses to non-performing loans	54.77	50.47	28.95	27.32	36.58
Non-performing assets to total assets	1.27	1.78	2.25	2.55	2.03

Capital ratios
Common shareholders' equity to assets	8.69%	8.35%	8.30%	8.39%	8.19%
Tangible common shareholders' equity to assets - Non-GAAP (1)	7.02	6.69	6.66	6.65	6.40
Tier 1 leverage capital	9.72	9.45	9.49	8.45	8.60
Total risk-based capital	16.34	15.97	15.98	13.93	14.01

(1) Refer to schedule labeled “Supplemental Information – Non-GAAP Financial Measures”.

Salisbury Bancorp, Inc. and Subsidiary

SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

At or for the quarters ended
(in thousands, except per share amounts and ratios)	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011
Shareholders' Equity	$68,067	$66,862	$67,387	$58,109	$55,948
Less: Preferred Stock	(16,000)	(16,000)	(16,000)	(8,749)	(8,720)
Common Shareholders' Equity	52,067	50,862	51,387	49,360	47,228
Less: Goodwill	(9,829)	(9,829)	(9,829)	(9,829)	(9,829)
Less: Intangible assets	(964)	(1,020)	(1,075)	(1,131)	(1,186)
Tangible Common Shareholders' Equity	$41,274	$40,013	$40,483	$38,400	$36,213
Total Assets	$598,950	$609,284	$618,958	$588,315	$576,894
Less: Goodwill	(9,829)	(9,829)	(9,829)	(9,829)	(9,829)
Less: Intangible assets	(964)	(1,020)	(1,075)	(1,131)	(1,186)
Tangible Total Assets	$588,157	$598,435	$608,054	$577,355	$565,879
Common Shares outstanding	1,689	1,689	1,689	1,689	1,688

Book value per Common Share – GAAP	$30.83	$30.12	$30.43	$29.23	$27.98
Tangible book value per Common Share - Non-GAAP	24.44	23.69	23.97	22.74	21.46

Common Equity to Assets – GAAP	8.69%	8.35%	8.30%	8.39%	8.19%
Tangible Common Equity to Assets – Non-GAAP	7.02	6.69	6.66	6.65	6.40

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